Long Blockchain Corp. Announces Receipt of Delisting Determination from Nasdaq;
Trading to Move to OTC Markets

Farmingdale, NY (April 10, 2018) – Long Blockchain Corp. (NasdaqCM: LBCC) (the “Company” or “LBCC”) today announced that on April 10, 2018, the Company received a delisting determination letter from the Hearings Panel of The Nasdaq Stock Market LLC (“Nasdaq”) relating to the Company’s common stock. As previously reported, on February 15, 2018, the Company received notice from the Staff of Nasdaq’s Listing Qualifications Department indicating that they had determined to delist the Company’s securities under the discretionary authority granted to Nasdaq pursuant to Nasdaq Listing Rule 5101. The Company appealed this determination and a hearing was held on March 22, 2018. Following this appeal, the Hearings Panel determined to uphold the Staff’s decision. Accordingly, trading of the Company’s shares will be suspended on the Nasdaq Capital Market at the opening of business on April 12, 2018. The Company intends to apply for its common stock to be quoted and traded on the OTCQB Market. Effective April 12, 2018, the Company’s common stock will be eligible for trading and quotation on the Pink Current Information tier operated by the OTC Markets Group Inc. The Company’s trading symbol will remain LBCC (trading and quotation information will be available at www.otcmarkets.com).

LBCC will remain a public company following the delisting and its shares will continue to trade publicly. The Company will continue to make all required SEC filings on Forms 10-K, 10-Q and 8-K, and will remain subject to the all SEC rules and regulations applicable to reporting companies under the Exchange Act. The Company will continue to maintain an independent Board of Directors with an independent Audit Committee and provide annual financial statements audited by a Public Company Accounting Oversight Board (PCAOB) auditor and unaudited interim financial reports, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

LBCC’s transition to the over-the-counter market does not diminish the focus of its efforts to become a leader in blockchain technology. LBCC continues to work towards closing its acquisition of Hashcove, an early stage UK-based technology company focused on developing and deploying globally scalable distributed ledger technology solutions. Among its planned product offerings, Hashcove is developing tokenized platforms, crypto-exchanges and wallets, smart contracts for initial coin offerings (ICO), know-your-customer (KYC) and financial clearing technology on blockchain, and other related blockchain applications. In addition, LBCC continues to work closely with CASHe and Stater – the two companies in which it recently acquired minority strategic stakes – to create blockchain solutions to enhance their respective technology infrastructures. CASHe is a short term digital lender to millennials in India who lack access to personal loans, while Stater owns a UK regulated brokerage that facilitates market access across multiple instruments including spot FX, Commodities, Equities and Contracts for Difference (CFD).

LBCC’s Board of Directors will continue to evaluate options to maximize the value of the Company’s assets, including opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value.

About Long Blockchain Corp.

Long Blockchain Corp. is focused on developing and investing in globally scalable blockchain technology solutions. It is dedicated to becoming a significant participant in the evolution of blockchain technology that creates long term value for its shareholders and the global community by investing in and developing businesses that are “on-chain”. Blockchain technology is fundamentally changing the way people and businesses transact, and the Company will strive to be at the forefront of this dynamic industry, actively pursuing opportunities. Its wholly-owned subsidiary Long Island Brand Beverages, LLC operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’. For more information on the Company, please visit www.longblockchain.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

For Investors

Shamyl Malik

Long Blockchain Corp.

1-855-452-LBCC

info@longblockchain.com